UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): April 30, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 30, 2015, Noranda Aluminum Holding Corporation (“Noranda” or the “Company”) reported that the Missouri Public Service Commission has established a new and reduced electricity rate structure for the Company’s aluminum smelter in New Madrid, Missouri.
“Securing a reduced rate for our single largest cost is an important milestone in our on-going journey to structurally improve our cost profile,” said Layle K. “Kip” Smith, Noranda’s President and CEO. “At full production, the new rate is expected to reduce New Madrid’s annual power cost by approximately $17 to $25 million or $0.03 to $0.04 per pound of primary aluminum sold. As part of our comprehensive productivity program, we expect these structural savings to make a meaningful contribution to our near-term performance and cash flow, and to enhance our ability to operate the business sustainably across the aluminum cycle.”

The lower rate becomes effective on or around June 1, 2015 and carries a term of at least three years.

A copy of the press release announcing the reduced rate structure is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.
Exhibit
Number    Description
99.1    Press release, dated April 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	April 30, 2015
By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary